SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement              [ ] Confidential, For Use of the
[ ]  Definitive Proxy Statement                   Commission Only (as permitted
[ ]  Definitive Additional Materials               by Rule14a-6(e)(2))
[ ]  Soliciting Material Under Rule 14a-12

                                NETRO CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[X]  No fee required.

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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


                                NETRO CORPORATION

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 21, 2002

     The Annual Meeting of Stockholders (the "Annual Meeting") of Netro Corporation, a Delaware corporation (the "Company"), will be held at the Westin Hotel, Napa Room, located at 5101 Great America Parkway, Santa Clara, California 95054, on May 21, 2002, at 9:00 a.m., Pacific time, for the following purposes:

     1. To elect Thomas R. Baruch and Irwin Federman as Class I directors of the Company, each to serve until the Annual Meeting in 2005 or until their respective successors have been elected or appointed.

     2.   To approve the amendment of the 1997 Directors' Stock Option Plan.

     3.   To approve the amendment of the 1999 Employee Stock Purchase Plan.

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment(s) or postponement(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement that is attached to and made a part of this Notice.

     The Board of Directors has fixed the close of business on April 1, 2002, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Please refer to the enclosed proxy voting instructions for further details. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.


                                            By Order of the Board of Directors,

                                            /s/ Francis Currie
                                            ------------------------------------
                                            Francis S. Currie
                                            Secretary

San Jose, California
April__, 2002

     This Proxy Statement is dated April __, 2002, and was first mailed to stockholders on or about April __, 2002.

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE ENSURE YOUR REPRESENTATION AT THE MEETING BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF REISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                          THANK YOU FOR ACTING PROMPTLY
--------------------------------------------------------------------------------

                                NETRO CORPORATION
                              3860 N. First Street
                           San Jose, California 95134

                                ----------------

                                 PROXY STATEMENT

General

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Netro Corporation, a Delaware corporation (the "Company"), of proxies for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Westin Hotel, Napa Room, located at 5101 Great America Parkway, Santa Clara, California 95054, on May 21, 2002, at 9:00 a.m., Pacific time, and any adjournment or postponement thereof.

     This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2001, including financial statements, were first mailed to stockholders entitled to vote at the meeting on or about April __, 2002.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Sanjay Khare, Vice President and Chief Financial Officer a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Record Date and Voting Securities

     The close of business on April 1, 2002, has been fixed as the record date (the "Record Date") for determining the holders of shares of common stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 60,947,336 shares of common stock outstanding, which were held of record by approximately 186 stockholders.

Voting and Solicitation

     Holders of common stock on the Record Date are entitled to one vote per share on all matters. Shares of common stock may not be voted cumulatively.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by IVS Associates, Inc., which is serving as the inspector of elections. The affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of the shares entitled to vote, present either in person or represented by proxy. The Inspector of Elections will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the approval of any matter submitted to the stockholders for a vote.

     The shares represented by the proxies received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications made. Any proxy in the enclosed form that is returned but is not marked will be voted FOR the election of directors, FOR the amendment of the Company's 1997 Directors' Stock Option Plan, FOR the amendment of the 1999 Employee Stock Purchase Plan and for other matters that come before the meeting, as the proxy holders deem advisable with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be considered as represented for purposes of determining a quorum, but will not be considered as voting, with respect to that matter.

     The Company is making this proxy solicitation. The solicitation of proxies will be conducted by mail, electronically, by telephone and by facsimile. The Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's common stock. The Company may conduct further solicitation personally, telephonically, electronically or by facsimile through certain of its officers and directors, none of whom will receive additional compensation for assisting with the solicitation. The number of the Company's employees expected to participate in the solicitation is approximately two.

     In addition, the Company has retained Morrow & Co., Inc. ("Morrow") to act as its proxy solicitor in connection with the Annual Meeting. The Company has agreed to pay Morrow a fee of up to $85,000 for proxy solicitation, consultation, stock watch/stockholder identification services and other tailored services. In addition, the Company agreed to pay an advance against expenses in the amount of $15,000 to Morrow for expenses incurred in connection with their services; additional payments to cover expenses may be due if this initial expense advance is exceeded. Pursuant to the Company's agreement with Morrow, the Company agreed to indemnify Morrow against liabilities and expenses relating to Morrow's performance of services under the agreement. Morrow expects that approximately 30 of its employees will participate in the solicitation. The total amount estimated to be spent is $________ and the total expenditures to date in connection with the Solicitation is approximately $________, all of which will be borne by the Company.

Participants in the Solicitation

     Under applicable regulations of the Securities and Exchange Commission (the "SEC"), each member of the Company's Board of Directors and certain executive officers of the Company may be deemed to be a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the Company's solicitation of proxies for the Annual Meeting. The principal occupations and business addresses of each participant are set forth on Annex A of this Proxy Statement. Information about ownership of the Company's securities and contracts, arrangements or understandings relating to the Company's securities by participants is also provided in this Proxy Statement on Annex A.

Delivery of Documents to Stockholders Sharing an Address

     In some cases, only one copy of this Proxy Statement is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. To request a separate delivery of these materials now or in the future, a stockholder may submit a written request to Investor Relations at 3860 N. First Street, San Jose, California 95134 or an oral request by calling (408) 216-1500. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of either the Proxy Statement or the Annual Report and who would rather receive a single copy of such materials, may instruct the Company accordingly by directing their request to the Company in the manner provided above.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

Nominees for Class I Directors

     The Company's Board of Directors currently consists of seven members, including two Class I directors, two Class II directors and three Class III directors. Each Class I, Class II and Class III director is elected for a three year term. The current Class I directors whose terms expire this year are Thomas
R. Baruch and Irwin Federman. The Board has nominated these two persons to be re-elected as Class I directors until the next Annual Meeting of Stockholders at which Class I directors are elected or until their successors are duly elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the other nominee named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the other nominee named without nomination of a substitute. The Board does not believe that either of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

     The names of the nominees for Class I directors and their ages as of April 9, 2002, are as set forth below:

                                                   Director     Class and Year    Year
     Name of Director     Principal Employment       Since         Expires         Age
     ----------------     --------------------     --------    ----------------   ----
     Thomas R. Baruch     General Partner, CMEA       1994     Class I, Expires    63
                          Ventures                                  2005

     Irwin Federman       Venture Capitalist, U.S.    1995     Class I, Expires    65
                          Venture Partners                          2005

     Thomas R. Baruch has been a director since November 1994. He has also been a General Partner in CMEA Ventures ("CMEA"), a venture capital firm, since 1988. Mr. Baruch was also a Special Partner in New Enterprise Associates, a venture capital firm from 1990 until 1996. Prior to joining CMEA, Mr. Baruch was the President and Chief Executive Officer of Microwave Technology, Inc., a wireless technology firm, from 1983 to 1988. Mr. Baruch serves on the board of directors of Physiometrix Inc., a developer and manufacturer of non-invasive advanced medical products, Symyx Technologies, Inc., a developer of industrial materials, ACLARA BioSciences, Inc., a developer and manufacturer of analytical tools for biotechnology, and AeroGen, a developer and manufacturer of inhalation drug delivery products, in addition to several privately held companies.

     Irwin Federman has been a director since June 1995. Mr. Federman has been a General Partner of U.S. Venture Partners, a venture capital firm, since 1990. Mr. Federman serves on the board of directors of Centillium Networks, Inc., a developer and supplier of communications integrated circuits, CheckPoint Software Technologies, Inc., a network security software company, Nuance Communications, Inc., a speech recognition software company, SanDisk Corporation, a solid-state memory system company, and several privately held companies.

     The Company has also received a notice of nomination dated February 26, 2002, from C. Robert Coates indicating his nomination of himself and David Kennedy to Class I of the Company's Board of Directors. On March 14, 2002 and April 3, 2002, Mr. Coates filed a preliminary proxy statement with the SEC indicating his intent to solicit proxies to elect himself and Mr. Kennedy to the Board of Directors On April 5, 2002, Mr. Coates filed a definitive proxy statement with the SEC indicating his intent to solicit proxies to elect himself and Mr. Kennedy to the Board of Directors. On April 8, 2002 he filed definitive additional materials, which included a transmittal letter dated April 5, 2002 addressed to the Company's stockholders which Mr. Coates apparently intends to enclose with his definitive proxy statement and proxy card in a mailing to stockholders. The Company does not know whether Mr. Coates will actually solicit proxies from stockholders with respect to his nominees, and accordingly the Company does not consider this Proxy Statement to be a solicitation in opposition to Mr. Coates' proposals. In order to provide stockholders with information upon which to base their votes, however, the Company has included the following information regarding Mr. Coates and his relationship with the Company.

     On or around October 5, 2001, Mr. Coates commenced an action in the Delaware Chancery Court against the Company, the former Netro Corporation, which was incorporated in California ("Netro California"), and certain members of the Company's Board of Directors, styled Coates v. Netro Corp., et al., C.A. No. 19154 ("Coates I"). The complaint in Coates I makes a number of allegations relating to the approval by the stockholders of Netro California of the merger transaction by which the Company's state of incorporation was changed from California to Delaware, including that the disclosures to stockholders in connection with that proposed transaction were incomplete or misleading in various respects. The complaint also alleges that the adoption by the Company's Board of Directors of a stockholder rights plan sometime after that merger transaction was in violation of Delaware law. The complaint seeks (1) to invalidate or rescind the merger transaction or, in the alternative, to obtain an order directing a new stockholder vote on that transaction; (2) to invalidate or reform the Company's certificate of incorporation and bylaws to eliminate certain alleged "anti-takeover provisions" contained in them; (3) to have the stockholder rights plan declared invalid or to obtain an order compelling the directors to redeem the rights distributed to the Company's stockholders thereunder; and (4) to recover monetary damages in an unspecified amount, as well as plaintiff's attorneys' fees and expenses in bringing the action.

     On November 14, 2001, Mr. Coates filed Soliciting Materials with the SEC indicating that he had "announced steps toward convening a special meeting" of the Company's stockholders to vote on a recommendation that the Company repurchase its common stock at $6 per share and on measures to repeal or counteract "certain of Netro's anti-takeover defenses". In the Soliciting Materials filed, Mr. Coates indicates that he has not decided yet whether to engage in a proxy solicitation concerning these matters and the Company has no further information in this regard.

     On November 30, 2001, defendants filed a motion to dismiss the complaint in Coates I for failure to state a claim. In addition, Mr. Coates made a motion purportedly for partial summary judgment on two issues: first, that section 2.12 of the Company's bylaws, relating to the business that may be brought before a special meeting of stockholders, allegedly is invalid and second, that the definition of "beneficial owner" in the Company's rights plan allegedly unduly interferes with stockholders' ability to convene a special meeting. These motions have not yet been submitted to the Court for consideration.

     Separately, on or about December 10, 2001, Mr. Coates filed a complaint in a second action that names as defendants the Company and certain members of the Board of Directors, styled Coates v. Netro Corp., et al., C.A. No. 19309 ("Coates II"). In the complaint in that action, Mr. Coates challenges a stock option cancellation and re-grant program that was described in the 2001 proxy statement in connection with the approval by the stockholders of Netro California of an amendment to the Company's 1996 Stock Option Plan. Mr. Coates claims that the discussion in the proxy statement about the proposed amendment to the stock option plan and the stock option cancellation and re-grant program was incomplete or misleading and that the stock option cancellation and re-grant program violated the terms of the stock option plan, inter alia, because options were issued under that program with exercise prices at the then-prevailing market price for the Company's common stock rather than the alleged "fair value" of that stock. The complaint seeks an order declaring the options issued in the program to be invalid and void, rescinding those options, preliminarily and permanently enjoining the exercise of those options, imposing a constructive trust on any such options that were granted to defendants, and awarding monetary damages in an unspecified amount as well as plaintiffs' attorneys' fees and expenses. Defendants have filed a motion to stay or dismiss the complaint in Coates II, which motion has not yet been fully briefed.

     The Company and the other defendants believe the claims asserted by Mr. Coates in both of these actions are without merit, and they intend to vigorously defend themselves against those claims.

     According to the proxy statement filed by Mr. Coates, Mr. Coates and Mr. Kennedy have the following backgrounds:

     Mr. Coates has been the Chief Executive Officer of Management Insights, Inc., a tax consulting firm that specializes in tax credits and incentives for over twenty years. He earned a Bachelor of Arts Degree in Economics with Distinction from the University of Virginia, an MBA in Finance, and a Ph.D. in Finance, Economics and Accounting from the University of Chicago. Mr. Coates served on the board of directors of Borland Software Corporation, a publicly traded company, from June 1999 to February 2000. He was not a member of that board's compensation committee. As of February 26, 2002, he was 57 years old. His principal business address is 100 Field Drive, Suite 130, Lake Forest, Illinois 60045.

     Mr. Kennedy is the Executive Vice President of Operations and Customer Support for Stuart Energy Systems, a hydrogen solutions company. Prior to Mr. Kennedy's work at Stuart Energy Systems, he was a Management Consultant for Pittiglio Rabin Todd & McGrath in Chicago, Illinois. Mr. Kennedy also worked with the Performance Improvement Practice at Ernst & Young. Mr. Kennedy has a Bachelor of Science Degree in Industrial Engineering from the University of Illinois and Masters Degree in Management from the Kellogg Graduate School of Management at Northwestern University. As of February 25, 2002, he was 47 years old. Mr. Kennedy's address is 5101 Orbitor Drive, Mississauga, Ontario, Canada L4W4V1.

     Information relating to participants in Mr. Coates' solicitation of proxies, if any, is provided in the proxy statements filed by Mr. Coates. Information relating to participants in the Company's solicitation of proxies is provided in Annex A hereto or in other sections of this Proxy Statement.

Required Vote

     Assuming a quorum is present, the two nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing term. Unless marked otherwise, proxies received by the Company will be voted FOR the election of Mr. Baruch and Mr. Federman. The Company's proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of both Mr. Baruch and Mr. Federman, if possible. If it is not possible to elect Mr. Baruch and Mr. Federman, the Company's proxy holders will, unless otherwise indicated by the grantors of the proxies, determine which of Mr. Baruch or Mr. Federman will receive the votes.

Continuing Class II Directors

     Sanford Robertson has been a director since April 2000. Mr. Robertson is a founding partner of Francisco Partners, a leveraged buyout firm, where he has served since January 2000. From September 1998 to January 2000, Mr. Robertson served as President of S.R. Robertson & Co., LLC, an investment services company. Mr. Robertson also founded Robertson, Stephens & Co., an investment bank, and served as its Chairman from 1978 to September 1998. Mr. Robertson serves on the board of directors of Pain Therapeutics, a medical research and pharmaceutical company. Mr. Robertson received a BBA and an MBA from the University of Michigan. As of March 5, 2002, Mr. Robertson was 70 years old.

     Shirley Young has been a director of the Company since October 2001. Ms. Young is the President of Shirley Young Associates, LLC, a business advisory company that she founded in January 2000, and has been a Senior Advisor to General Motors-Asia Pacific since 2000. Ms. Young has also been a consultant to Interpublic Group of Companies for Asia since January 2000. From 1988 until December 31, 1999, she served as Corporate Vice President of General Motors Corporation, where her most recent assignments were as Vice President for China Strategic Development and as Asia Pacific Counselor. Ms. Young holds a BA from Wellesley College and is a member of Phi Beta Kappa. As of March 5, 2002, Ms. Young was 66 years old.

Continuing Class III Directors

     Gideon Ben-Efraim has served as the Company's President, Chief Executive Officer, and as a director since founding the Company in November 1994. From November 1994 to March 1998, Mr. Ben-Efraim was Chairman of the Board of Directors, and was re-appointed as Chairman in April 2000. From June 1991 to November 1994, Mr. Ben-Efraim was a founder of and Executive Vice President, Engineering and Business Development at P-Com Inc., a digital microwave radio company. Mr. Ben-Efraim received a B.S. in Industrial Engineering and Management from Tel Aviv University. As of March 5, 2002, Mr. Ben-Efraim was 59 years old.

     Richard M. Moley has been a director since November 1997, Chairman of the Board of Directors from March 1998 to April 2000 and Chairman Emeritus since April 2000. Since August 1997, Mr. Moley has been a private investor. From July 1996 to August 1997, he served as Senior Vice President, Networking and as a director of Cisco Systems, Inc. ("Cisco"), a networking and network solutions company. Mr. Moley became a director at Cisco following Cisco's purchase of StrataCom, Inc., a company at which Mr. Moley had been the Chairman of the Board, Chief Executive Officer and President from June 1986 to July 1996. Mr. Moley serves on the board of directors of Linear Technology Corporation, a designer and manufacturer of linear integrated circuits, Echelon Corporation, a developer of control network hardware and software products, Spirent PLC, a British international networking technology company, and several privately held companies. Mr. Moley holds a B.Sc. from Manchester University in the United Kingdom, an MSEE from Stanford University and an MBA from Santa Clara University. As of March 5, 2002, Mr. Moley was 63 years old.

     Lewis Chakrin has been a director since February 2002. Mr. Chakrin has served as the Executive Vice President, Corporate Strategy & Planning at AT&T Wireless Services, Inc. ("AT&T Wireless"), a digital wireless network operator and wireless communications services company, since January 2000. From 1998 to 2000, Mr. Chakrin served as Vice President, Product Management/Consumer Services at AT&T, a voice, video and data communications company. Prior to that, he was Vice President, Strategic Business Development at AT&T from 1997 to 1998. Mr. Chakrin began his career with AT&T Bell Labs in 1969. He also currently serves as a director of Rogers Wireless Communications, Inc., a Canadian wireless phone operations company, where he has served as such since September 2001. Mr. Chakrin holds a Master of Science in Operations Research from Columbia University and an MBA and PhD in Finance from New York University's Graduate School of Business. As of March 5, 2002, Mr. Chakrin was 54 years old.

     There are no family relationships among any of the directors or executive officers of the Company.

Meetings and Committees of the Board of Directors

     During the fiscal year ended December 31, 2001, the Board met six times. Mr. Federman attended fewer than 75% of the aggregate number of meetings of the Board and the committees on which he served. The Board has a Compensation Committee and an Audit Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

     The Compensation Committee, which consists of directors Baruch and Federman held two meetings during the last fiscal year. The committee's functions are to establish and administer the Company's policies regarding annual executive salaries, cash incentives and long-term equity incentives. See the section entitled "Compensation Committee Report on Executive Compensation" for more information on the committee's policies.

     The Audit Committee held four meetings during the last fiscal year. It consists of directors Federman, Robertson and Young, each of whom are non-employee independent directors as defined by the NASD listing standards. The Audit Committee recommends the Company's engagement of certified public accountants to audit the financial statements of the Company and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls.

Compensation of Directors

     Directors currently receive no cash fees for services provided in their capacity as such but are reimbursed for out-of-pocket expenses incurred in connection with attendance of meetings of the Board. The Company's 1997 Directors' Stock Option Plan (the "Directors' Plan") provides that each non-employee director of the Company will receive an initial grant of an option to purchase 50,000 shares, which vests in four equal increments on the first four anniversaries of the date the director joins the Board of Directors. In addition, it provides that each director of the Company will receive an annual grant of an option to purchase 12,500 shares on the first day of each fiscal year, which vests in full on the fourth anniversary of the date of grant, provided such non-employee director has served on the Board for at least six months on the date of grant. The Board of Directors has approved an amendment of the Directors' Plan to increase the number of authorized shares thereunder by 400,000 shares, subject to approval by the stockholders at the Annual Meeting.

     In July 2001, each of the Company's non-employee directors at that time were granted an additional 50,000 options to purchase the Company's common stock. Each of the options has a exercise price of $3.16 per share, which was the market price of the Company's common stock at the time of the grant. The vesting schedule for each of these option grants provided that approximately 40% of the options were fully vested and exercisable at the time of grant. Following the grant date, the remaining shares subject to the options vest according to schedule at a rate of approximately 1/48th of the shares per month.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF BOTH MR. BARUCH AND MR.
FEDERMAN.

                                 PROPOSAL NO. 2

               AMENDMENT TO THE 1997 DIRECTORS' STOCK OPTION PLAN

     The Board of Directors recommends approval by the stockholders of the amendment to Section 3 of the Netro Corporation 1997 Directors' Stock Option Plan (the "Directors' Plan") to increase the number of authorized shares thereunder by 400,000 shares to 700,000 shares. This is the only amendment to the Directors' Plan that stockholders are being asked to approve.

     Summary

     The following is a summary of the principal features of the Directors' Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Directors' Plan. Any stockholder who wishes to obtain a copy of the Directors' Plan may do so upon written request to Investor Relations, Netro Corporation, 3860 N. First Street, San Jose, California 95134.

     The Directors' Plan was adopted by the Board of Directors in December 1997, was subsequently approved by the Company's stockholders in March 1998, was amended in June 1999 with subsequent approval by stockholders in August 1999 and was further amended in January 2000 by the Board of Directors, with subsequent stockholder approval in May 2000. On April 9, 2002, the Board approved an amendment to the Directors' Plan to increase the number of authorized shares thereunder to 700,000 shares, subject to approval by the stockholders. Prior to the amendment, a total of 300,000 shares of common stock had been reserved for issuance under the Directors' Plan, of which no shares remained available for future option grants.

     Under the Directors' Plan each individual who first becomes a non-employee director receives an automatic initial grant of an option to purchase 50,000 shares of common stock upon appointment or election. Initial grants to non-employee directors vest in four equal annual installments. The Directors' Plan also provides for automatic annual grants of options to purchase 12,500 shares of common stock on the first day of each fiscal year to each non-employee director who has served on the Board of Directors for at least six months. The annual grants to non-employee directors vest in full on the fourth anniversary of the date of grant. The per share exercise price of all stock options granted under the Directors' Plan must be equal to the fair market value of a share of the Company's common stock on the date of the option grant. As of April 8, 2002, the closing price of the Company's common stock as reported on the Nasdaq National Market was $2.86. Six directors are currently entitled to participate in the Directors' Plan.

     Options granted under the Directors' Plan have a term of ten years. However, unvested options will terminate when the optionee ceases to serve as a director and vested options will terminate if they are not exercised (i) within six months, or such other period of time not to exceed twelve months as is determined by the Board of Directors, after the director's termination as a result of his or her disability, (ii) within six months following the date of the director's death, or (iii) within 90 days after the director ceases to serve as a director for any other reason. In the event of a change of control of the Company, as defined in the Directors' Plan, each non-employee director may be entitled to have his or her options become fully vested and assumed by the successor entity. In the event that the options are not assumed, his or her existing options will become fully vested and he or she will have the opportunity to exercise the options prior to the effective date of the change of control.

     The Directors' Plan is designed to work automatically without administration. However, to the extent administration is necessary, it will be performed by the Board. Although the Board may amend or terminate the Directors' Plan, it may not take any action that might adversely affect any outstanding option.

     Certain Federal Income Tax Consequences

     The following summary is intended only as a general guide to the United States federal income tax consequences of the Directors' Plan. It does not attempt to describe all possible federal or other tax consequences of particular or unique circumstances. State and local tax treatment, which is not described below, may vary from the federal income tax treatment. The Company advises all eligible directors to consult their own tax advisors concerning the tax implications of their option grants and exercises and the disposition of stock they acquired upon such exercises under the Directors' Plan.

     Options granted under the Directors' Plan are non-statutory stock options. An optionee will not recognize any taxable income under U.S. federal tax law at the time he or she is granted a non-statutory stock option. However, upon exercise, the optionee will generally recognize ordinary income for U.S. federal income tax purposes in an amount equal to the difference between the fair market value of the shares at the time of exercise and the option exercise price. Upon resale of such shares by the optionee, any difference between the resale price and the optionee's tax basis in such shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option) will be treated as capital gain (or loss). The optionee will receive long term capital gains treatment on the resale if he or she holds the shares for more than one year.

     The Company will be entitled to a tax deduction in the amount of the ordinary income recognized by the optionee upon exercise of the non-statutory stock option. The Company will be entitled to take this tax deduction at the time of the option exercise.

     Previous and Anticipated Plan Activity

     As noted previously, on the first day of each fiscal year, each non-employee director who has served on the board for at least six months will receive an annual option grant to purchase 12,500 shares. To date, the current non-employee directors have received a total of 300,000 option grants under the Directors' Plan. In addition, all of the Company's directors are eligible to receive option grants under the Company's 1996 Stock Option Plan (the "1996 Plan"). In July 2001, each of the Company's non-employee directors serving as such at that time, received options to purchase 50,000 shares under the 1996 Plan. The current nominees for election to the Board of Directors, Messrs. Baruch and Federman, have each received options to purchase 55,000 shares of the Company's common stock under the Directors' Plan. Only directors who are not employees are entitled to participate in the Directors' Plan.

Required Vote

     Approval of this proposal requires a number of votes "FOR" the proposal that represents a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting, with abstentions and broker non-votes each being counted as present for purposes of determining the presence of a quorum, abstentions having the same effect as a negative vote and broker non-votes having no effect on the outcome of the vote.

Recommendation of the Board of Directors:

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE APPROVAL OF THE AMENDMENT OF THE 1997 DIRECTORS' STOCK OPTION PLAN.

                                 PROPOSAL NO. 3

               AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors recommends approval by the stockholders of the amendment to Section 13 of the Netro Corporation 1999 Employee Stock Purchase Plan (the "Plan" or the "1999 Plan") to increase the number of shares currently authorized thereunder by 1,500,000 shares to 3,000,000 shares. This is the only amendment to the 1999 Plan that stockholders are being asked to approve.

     The following is a summary of the principal features of the 1999 Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Plan. Any stockholder who wishes to obtain a copy of the Plan may do so upon written request to Investor Relations, Netro Corporation, 3860 N. First Street, San Jose, California 95134.

     Summary

     The Plan was adopted by the Company's Board of Directors in June 1999 and was approved by the stockholders in August 1999. The 1999 Plan became effective on the effective date of the Company's initial public offering in August 1999. On April 9, 2002, the Board approved an amendment to the Plan to increase the number of shares currently authorized thereunder to 3,000,000 shares, subject to approval by the stockholders. Prior to this amendment, a total of 1,500,000 shares of common stock had been reserved for issuance under the Plan, 715,854 of which were available for future issuance and 784,146 of which had been issued as of March 31, 2002. In addition to the number of shares currently authorized under the Plan, the Plan provides for annual increases on the first day of 2003 through 2005 equal to the least of: (1) 250,000 shares, (2) one percent (1%) of the outstanding common stock on the last day of the immediately preceding fiscal year or (3) a lesser number of shares as is determined by the administrator. Approximately 227 individuals are entitled to participate in the Plan. Without taking the proposed amendment into account and based on the number of employees that have elected to participate in the current offering period, the majority of the shares available for future issuance will likely be used during the period that ends on July 31, 2002.

     The 1999 Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. It provides each of the Company's eligible employees with an opportunity to purchase up to 2,000 shares of the Company's common stock through accumulated payroll deductions (the "Purchase Rights") in each purchase period in which he or she participates. Each successive offering period is twenty-four months in length and begins on or about February 1 or August 1 of each year. Each offering period is comprised of four successive six-month purchase periods. The price of the shares purchased under the plan is equal to 85% of the fair market value of the common stock on the first day of the offering period or the last day of the purchase period, whichever is lower. As of April 8, 2002, the closing price of the Company's common stock as reported on the Nasdaq National Market was $2.86.

     Generally, employees, including officers and employee directors, of the Company or any of its subsidiaries that have been designated by the Board of Directors are eligible to participate in the 1999 Plan if they are employed as of the first day of any given offering period. No employee can participate in the Plan if (i) after entering the offering period, he or she would be deemed to own stock of the Company possessing more than five percent of the total combined voting power of all of the Company's outstanding stock, or (ii) such option grant would permit his or her rights to purchase stock under all employee stock purchase plans (as described in Section 423 of the Internal Revenue Code) of the Company and its subsidiaries to accrue at a rate exceeding $25,000 of the fair market value of such stock for each calendar year in which such option is outstanding at any time. The Plan is administered by the Board of Directors or by a committee appointed by the Board of Directors.

     In the event that the Company enters into a corporate transaction, as defined in the Plan, and the successor corporation refuses to assume the Purchase Rights or substitute its own Purchase Rights for those of the Company's, then the offering period will be shortened and each then participating employee will be entitled to exercise his or her Purchase Rights prior to the consummation of the transaction.

     Certain Federal Income Tax Consequences

     The following summary is intended only as a general guide to the United States federal income tax consequences of the 1999 Plan and does not attempt to describe all possible federal or other tax consequences of particular or unique circumstances. State and local tax treatment, which is also not described below, may vary from the federal income tax treatment. The Company advises all eligible employees to consult their own tax advisors concerning the tax implications of Purchase Right grants and exercises and the disposition of stock acquired upon such exercises under the 1999 Plan.

     The 1999 Plan, and the right of participants to make purchases thereunder, are intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. No tax consequences will stem from either the granting or exercising of the Purchase Rights. Participants may be subject to ordinary income tax at the time that they sell their shares on the amount of the discount at which they purchased their shares. However, the Internal Revenue Service has proposed regulations under which federal employment taxes would be imposed and withheld, beginning January 1, 2003, on the exercise of statutory options, including purchase rights granted under employee stock purchase plans.

     The tax consequences of a disposition of shares acquired under the 1999 Plan vary depending on the period of time such stock is held before its disposition. If a participant disposes of shares within two years after his or her entry date into the offering period in which the shares are acquired or within one year after the purchase date on which the shares are acquired (a "disqualifying disposition"), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price. Such income is not currently subject to income tax withholding, and the proposed regulations discussed above would continue this treatment. Any additional gain or resulting loss recognized by the participant from the disposition of the shares will receive capital gain or loss treatment.

     If the participant disposes of shares more than two years after his or her entry date into the offering period in which the shares are acquired and more than one year after the purchase date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price and (ii) the difference between the fair market value of the shares on the entry date and the purchase price (determined as if the Purchase Right was exercised on the entry date). Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss.

     A capital gain or loss will be long-term if the participant holds the shares for more than 12 months and short-term if the participant holds the shares for 12 months or less. Currently, long-term capital gains are generally subject to a maximum tax rate of 20%.

     If the participant disposes of the shares in a disqualifying disposition, the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code or the regulations thereunder. In all other cases, no deduction is allowed by the Company.

     Previous Plan Activity

     Participation in the Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Plan are not determinable. The number of shares of common stock purchased under the 1999 Plan by certain persons since inception is as follows: Mr. Ben Efraim (President and Chief Executive Officer), zero shares; Mr. Perry (Chief Technology Officer and Senior Vice President, Marketing), 8,272 shares; Mr. Yariv (Chief Operating Officer), 2000 shares; and Mr. Khare (Vice President, Chief Financial Officer),4,303 shares. All current executive officers as a group, including Messrs. Ben-Efraim, Yariv, Khare, Perry, Saw and Carson, have purchased 15,344 shares and all current employees as a group have purchased 497,752 shares. No shares were purchased under the 1999 Plan by (i) any directors who are not executive officers, (ii) nominees for election as directors, (iii) associates of directors, nominees or executive officers, or (iv) any person who has purchased five percent or more of the total number of shares issued under the 1999 Plan.

Required Vote

     Approval of this proposal requires a number of votes "FOR" the proposal that represents a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting, with abstentions and broker non-votes each being counted as present for purposes of determining the presence of a quorum, abstentions having the same effect as a negative vote and broker non-votes having no effect on the outcome of the vote.

Recommendation of the Board of Directors:

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE APPROVAL OF THE AMENDMENT OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN.

         INFORMATION REGARDING THE COMPANY'S INDEPENDENT PUBLIC AUDITORS

     Arthur Andersen LLP has served as the Company's independent auditors since 1998. At each annual meeting of the Company's stockholders occurring after the Company's initial public offering in 1999, the Company's Board of Directors has proposed that the Company's stockholders ratify the appointment of Arthur Andersen LLP as the Company's independent auditors. However, in view of the recent indictment of Arthur Andersen LLP, the Audit Committee has decided not to include such a proposal ratifying the appointment of Arthur Andersen LLP as the Company's independent auditor in 2002. The Audit Committee has made this decision as a result of the current uncertainty over Arthur Andersen LLP's ability to render services to the Company during 2002.

     The Company's Audit Committee continues to carefully monitor developments in the investigation into and the indictment against Arthur Andersen LLP and evaluate the impact of those developments on that firm's ability to render auditing and other services to the Company in 2002. At this time the Company expects Arthur Andersen LLP to review the Company's financial statements for the first quarter of 2002. Arthur Andersen LLP has represented by letter dated March 28, 2002, that its audit of the Company's consolidated financial statements as of December 31, 2001, was subject to Arthur Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Arthur Andersen's personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen was not relevant to the Company's audit, and thus, the Company received no assurances from Arthur Andersen LLP regarding such availability.

     If, in light of the uncertainties involving Arthur Andersen LLP, the Audit Committee determines that continuing engagement of Arthur Andersen LLP is not in the best interests of the Company and its stockholders, the Board of Directors will appoint a new independent auditor for 2002. Next year and in future years absent extenuating circumstances such as those currently involving Arthur Andersen LLP, the Company expects to recommend to stockholders for ratification the independent auditing firm, whichever firm that may be, selected by the Board of Directors for that year.

     The following table sets forth the aggregate fees billed or expected to be billed by Arthur Andersen LLP for audit services rendered in connection with the Company's financial statements and reports for 2001 and for other services rendered to the Company during 2001.

     Audit Fees.........................................................$175,000
     Financial Information Systems Design and Implementation Fees.......$      0
     All Other Fees:
       Fees (estimated) related to Israel Audit.........................$ 14,000
       Tax Services.....................................................  45,000
       Consulting Services..............................................  17,000
                                                                        --------
          Total Other Fees..............................................$ 76,000
                                                                        --------
            Grand Total.................................................$251,000
                                                                        ========

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from stockholders during the meeting.

                             AUDIT COMMITTEE REPORT

     The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC or subject to Regulation 14A or 14C, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the Securities Act"), or the Exchange Act.

     The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

     Arthur Andersen LLP has served as the Company's independent auditors since 1998. All non-audit services provided by Arthur Andersen LLP during fiscal 2001 were reviewed with the Audit Committee of the Board of Directors, which concluded that the provision of such services by Arthur Andersen LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

     The Company's Audit Committee has and will continue to monitor and evaluate the impact of the current litigation and investigations involving Arthur Andersen LLP on their ability to render services to the Company. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from stockholders during the meeting.

     The Audit Committee has reviewed and discussed with senior management the Company's audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. Management has the primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of financial controls and the Company's independent auditors have the responsibility for examining those statements. Management has confirmed that the financial statements have been prepared in conformity with generally accepted accounting principles.

     The Audit Committee has discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires the Company's independent auditors to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

     The Audit Committee has received from Arthur Andersen LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Arthur Andersen LLP and the Company that in their professional judgment may reasonably be thought to bear on independence. Arthur Andersen LLP has discussed its independence with the Audit Committee, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws. Arthur Andersen LLP has also represented by a letter dated March 28, 2002, that its audit of the Company's consolidated financial statements as of December 31, 2001, was subject to the firm's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Arthur Andersen LLP's personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen LLP was not relevant to the Company's audit, and thus, the Company received no assurance from Arthur Andersen LLP regarding such availability.

     Based on the review and discussions described above with respect to the Company's audited financial statements, the Audit Committee recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K.

     It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company's independent auditors. In giving its recommendation to the Board of Directors, the Audit Committee has relied on
(i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principals, and (ii) the report of the Company's independent auditors with respect to such financial statements.


                                            AUDIT COMMITTEE:

                                            IRWIN FEDERMAN
                                            SANFORD ROBERTSON
                                            SHIRLEY YOUNG

                                   MANAGEMENT

     The Company's executive officers and key employees and their ages as of April 9, 2002, are as follows:

Executive Officers

     Name                      Age                  Position
     ----                      ---                  --------
     Gideon Ben-Efraim.......   59   Chief Executive Officer, President and
                                     Chairman of the Board of Directors
     Shlomo Yariv............   54   Chief Operating Officer
     Sanjay Khare............   34   Vice President and Chief Financial Officer
     John Perry..............   53   Chief Technology Officer and Senior Vice
                                     President, Marketing
     John Saw, Ph.D..........   40   Senior Vice President, Fixed Wireless
                                     Access
     Peter Carson............   54   Senior Vice President, Worldwide Sales

Key Employees

     Name                      Age                  Position
     ----                      ---                  --------
     Robert Benattar.........   42   Vice President, European and African Sales
     David A. Cassens........   44   Vice President, Radio Engineering
     Charles Immendorf.......   56   Vice President, Software Development
     James F. Hannigan.......   57   Vice President, Engineering
     Kin Lai.................   52   Vice President, Asia Pacific Sales
     Zohar Lotan.............   54   Vice President, Technical Support
     Francis Ngai............   51   Vice President, Customer Advocacy
     Mannon Wong.............   49   President, Netro China
     A. John Miller II.......   55   Vice President, Corporate Controller
     Arun Naidu..............   41   Vice President, Radio Development
     Kamyar Moinzadeh........   33   Vice President, Product Marketing
     Raul Rigo...............   56   Vice President, Latin America

Executive Officers

     Gideon Ben-Efraim has served as the Company's Chief Executive Officer, President and director since founding Netro in November 1994. From November 1994 to March 1998, Mr. Ben-Efraim was also Chairman of the Board of Directors and he was re-appointed as Chairman in April 2000. From June 1991 to November 1994, Mr. Ben-Efraim was a founder of and Executive Vice President, Engineering and Business Development at P-Com Inc., a digital microwave radio company. Mr. Ben-Efraim received a B.S. in Industrial Engineering and Management from Tel Aviv University.

     Shlomo Yariv has served as the Company's Chief Operating Officer since May 2001, prior to which time, he served as President of the Company's subsidiary, Bungee Communications, Ltd. ("Bungee") from July of 2000. Mr. Yariv now serves as a director of Bungee and has done so since August 2000. Prior to joining Bungee, he was President and CEO of Innowave Wireless Systems, Ltd., a wireless local loop company, from October 1996 to July 2000. From October 1995 to October 1996, he was Assistant to the Development Division General Manager at Motorola Communications Israel, a land mobile radios development company, and from October 1994 to October 1995 he as a Division General Manager for Tadiran Communications, Ltd., a military communications equipment company. Mr. Yariv received a B.Sc. in Electrical Engineering from Technion-Haifa (Israel) and an M.Sc. in Electrical Engineering from Columbia University.

     Sanjay Khare has served as the Company's Vice President and Chief Financial Officer since November 2000. Prior to serving as the Company's Chief Financial Officer, Mr. Khare served as the Company's Vice President, Business Development since May 2000. Before joining Netro, Mr. Khare was a corporate attorney from October 1995 to May 2000 with the Venture Law Group, a law firm. Prior to practicing law, Mr. Khare was a management consultant with Monitor Company, a strategy consulting firm in Cambridge, Massachusetts. Mr. Khare received an M.B.A. and a J.D. from Stanford University, and a B.A. in Economics and Statistics from the University of Chicago.

     John Perry has served as the Company's Senior Vice President, Marketing since January 2002 and as the Company's Chief Technology Officer since September 1998. Mr. Perry previously served as the Company's Vice President, Engineering from

September 1998 to January 2002. Prior to joining Netro, Mr. Perry served as
Vice President, Engineering at Diva Communications Inc., a wireless local loop company, from January 1996 to September 1998, and as Vice President, Engineering at Ericsson Raynet, a telecommunications equipment company, from October 1993 to December 1995. Mr. Perry received a Bachelor's degree in Electrical Engineering and Device Electronics from the University of Hertfordshire, England.

     John Saw Ph.D has served as the Company's Senior Vice President, Fixed Wireless Access since February 2002. Prior to joining Netro, Dr. Saw served as Vice President, Engineering and Chief Engineer, Fixed Wireless Services at AT&T Wireless, a digital wireless network operator and wireless communications services company, from May 2001 until February 2002. He also served as Vice President, Platform Realization, Fixed Wireless Services at AT&T Wireless from November 1999 until May 2001, and as Director, Hardware Development, Wireless Local Technologies Group at AT&T, a voice, video and data communications company, from April 1997 until November 1999. Dr. Saw holds B.Eng., M.Eng. and Ph.D degrees in electrical engineering from McMaster University in Canada.

     Peter Carson has served as the Company's Senior Vice President, Worldwide Sales since May 2001, prior to which time he served as the Company's Vice President, Worldwide Sales since November 2000 and as the Company's Vice President, Americas Sales since January 2000. From April 1993 to November 1999, Mr. Carson was Vice President-General Manager of the Worldwide Transportation Electronics Division at Raychem Corporation, a diversified manufacturing company. Prior to that, he was in charge of Raychem's Interconnect Division from April 1989 to March 1993. Mr. Carson received a B.S. from Vanderbilt University in Materials Engineering and an M.B.A. from Harvard University.

Key Employees

     Robert Benattar has served as the Company's Vice President, European and African Sales since October 1999. Prior to holding that position, Mr. Benattar served as the Company's Director of Southern European Sales, where he was responsible for developing Netro's business in Spain, Portugal and Italy from May 1998 to October 1999. Prior to joining Netro, Mr. Benattar was General Manager at Synoptics, Inc., a company that sold shared-media hubs for corporate LANs, from January 1991 to May 1994; Sales Director/ Director Northern Europe at StrataCom, a WAN switching company that focused on the carrier and large enterprise network market, from June 1994 to September 1996; and Director, Southern Europe at Xylan Corporation, a networking equipment company, from October 1996 to April 1998. Mr. Benattar received B.A.C., I.F.O.P., and D.E.S.E. degrees from the University of Paris.

     David A. Cassens has served as the Company's Vice President, Radio Engineering since December 1999. Prior to becoming Vice President, Mr. Cassens served as the Company's Director of Radio Products from February 1998. Prior to joining Netro, Mr. Cassens served in various positions at P-Com from April 1992 to December 1997, including as Vice President of Engineering. Mr. Cassens received a B.S. in Physics from Eastern Oregon State College, a B.S. in Electrical Engineering from Oregon State University, and an M.Sc. in Electrical Engineering from Stanford University.

     Charles Immendorf has served as the Company's Vice President, Software Development since February 2002, prior to which time he worked on the development for Project Angel at AT&T Wireless from 1995 until 2002. While with AT&T Wireless, Mr. Immendorf held the position of Director, Software Development and was responsible for the software development of the Angel broadband wireless local loop products and network management system. Prior to joining AT&T Wireless, Mr. Immendorf developed real-time embedded software for 2-way trunked radio systems at Motorola's Radio Network Solutions Group. Mr. Immendorf received a B.S. in Electrical Engineering with highest honors from Rutgers University College of Engineering.

     James F. Hannigan has served as the Company's Vice President, Engineering since September 2001, prior to which time he served as the Company's Vice President, Software Engineering since joining Netro in June 1999. Prior to joining Netro, Mr. Hannigan served as Vice President, Software at Cisco Systems, a networking and network solutions company, from May 1998 to May 1999. From March 1982 to June 1997, he was at Tandem Computer, a mainframe computer company, in various engineering positions, including as Vice President, Software Development for the non-stop software division. From June 1997 to May 1998, Mr. Hannigan was not actively engaged in business. Mr. Hannigan received a B.Sc. in Mathematics from California Polytechnic University in San Luis Obispo.

     Kin Lai has served as the Company's Vice President, Asia Pacific Sales since June 2000. Prior to joining Netro, Mr. Lai was Managing Director, Southern Asia Pacific at SDRC Singapore PL, a design automation systems company, from October 1998 to June 2000. From April 1997 to June 1998, he was the Managing Director, Asia Pacific at Cabletron Singapore PL, a networking company.

From June 1994 to February 1997, Mr. Lai was the Vice President, Sales and Marketing, Pacific Rim at Delco Electronics Asia Pacific PL, an automotive electronics company. Mr. Lai received a B.Eng. from McGill University, Montreal, Canada.

     Zohar Lotan has served as the Company's Vice President, Technical Support since July 1999. Mr. Lotan joined Netro in April 1995 as Director of Engineering and acting Vice President, Engineering. In May 1996, he joined the marketing team as Senior Director for Program Management and became Vice President, Customer Service in September 1998 and Vice President, Technical Support in July 1999. Prior to joining Netro, Mr. Lotan managed a software design team at Nortel Networks Corporation, a telecommunications equipment manufacturer, from August 1988 to April 1995, developing wireless and ISDN communications. Mr. Lotan received a B.Sc. degree in Electrical Engineering from the Technion, Israel Institute of Technology and an M.Sc. degree in Engineering Economic Systems from Stanford University.

     Francis Ngai has served as the Company's Vice President, Customer Advocacy since joining Netro in July 1999. Prior to joining Netro, Mr. Ngai was Director of Customer Support at Heuristic Physics Laboratory, a provider of yield optimization software and services, from October 1998 to June 1999. From September 1995 to September 1998, he was the Director of Customer Satisfaction at GaSonics International, a semiconductor equipment manufacturer. From October 1989 to August 1995, Mr. Ngai was a Manager of Service Business for IBM, a computer company. Mr. Ngai received a B.Sc. from the University of South Carolina and an M.Sc. in Electrical Engineering from Stanford University.

     Mannon Wong has served as the Company's President, Netro China since March 2002, prior to which time he served as the Company's Vice President, Operations since May 1999. Prior to joining Netro, Mr. Wong was Director of Operations at GaSonics International Corporation, a semiconductor equipment manufacturer, from March 1996 to May 1999. From October 1993 to March 1996, Mr. Wong was the Manufacturing Engineering and Advanced Development Manager at Litton Electron Devices Division, a high power microwave device design and manufacturing company. Mr. Wong received a B.S. in Physics from The Chinese University, Hong Kong, an MBA from Golden Gate University, and an M.Sc. and Ph.D. in Physics from the University of Waterloo (Canada).

     A. John Miller II has served as the Company's Vice President, Corporate Controller since joining Netro in January 2002. Prior to joining Netro, Mr. Miller was the Corporate Controller of Asyst Technologies Inc., a semiconductor equipment supplier, from July 1996 until December 2001. Mr. Miller has also served as Senior Vice President and Chief Administrative Officer of GNA Corporation, a $6.5 billion financial services subsidiary of Weyerhaeuser Company from July 1984 to June 1995, as the Assistant Director of Internal Audit with Weyerhaeuser Company from December 1980 to July 1984, and as a member of the audit staff at Arthur Andersen LLP from June 1976 to December 1980. Mr. Miller received his B.A. in Business Administration and Accounting from Seattle University in 1976 and is a member of the Washington State Society of Certified Public Accountants.

     Arun Naidu has served as the Company's Vice President, Radio Development since February 2002. Prior to joining Netro, Mr. Naidu served as a Director, Hardware Development at AT&T and AT&T Wireless from April 1997 until February 2002. From October 1990 until April 1997, Mr. Naidu worked as a Manager, Radio Development at Ericsson Inc., a wireless telecommunications company, and from September 1981 until October 1990 he worked as a Staff Engineer at Motorola Inc., specializing in land mobile communications. Mr. Naidu holds a BEE in electrical engineering from the Georgia Institute of Technology.

     Kamyar Moinzadeh has served as the Company's Vice President, Product Marketing since February 2002, prior to which time he served as Director, System Architecture and Advanced Technology, at AT&T Wireless, from February 1995 until February 2002 and as Senior Software Engineer at Motorola Inc., a telecommunications equipment provider, from April 1992 until December 1995. Mr. Moinzadeh holds a BA in Computer Science from Washington State University.

     Raul Rigo has served as the Company's Vice President, Latin America since October 2001, prior to which time he served as the Company's Director of Sales, Latin America from March 2001 until October 2001 and as the Company's Sales Manager, Latin America North from May 2000 until March 2001. Prior to joining Netro, Mr. Rigo worked first as the Sales Area Manager and later as the Director of Sales, Latin America at Memotec Communications Inc. (Canada), a data access equipment manufacturer from March 1994 until July 1999. From August 1999 until May 2000, Mr. Rigo worked as the Director of Sales, Latin America at Fastcomm Communications Corporation, a data access equipment manufacturer. He holds a BSE in Electronic Engineering from the Universidad Tecnologica Nacional Buenos Aires in Argentina.

       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Company's common stock as of March 1, 2002, by:

     o each person who is known by the Company to own beneficially more than 5% of its common stock;

     o    each of the Company's directors;

     o the Company's Chief Executive Officer and next three most highly compensated executive officers serving as such as of December 31, 2001 (the "Named Executive Officers"); and

     o    all directors and executive officers as a group.

     Percentage of beneficial ownership is based on 60,943,414 shares of common stock outstanding as of March 1, 2002, together with options that are exercisable within 60 days of March 1, 2002 for each stockholder listed. Beneficial ownership is determined in accordance with the rules of the SEC.


                                                                           Shares Beneficially
                                                                                  Owned
                                                                         ----------------------
     Name and Address of Beneficial Owner                                  Number       Percent
     ------------------------------------                                ----------     -------
     Global Telecom LLC (1).............................................  9,440,000      15.49%
     AT&T Wireless Services, Inc.(2)....................................  8,200,000      13.46
     Gideon Ben-Efraim(3)...............................................  3,745,084       6.08
     Richard M. Moley(4)................................................    240,734          *
     Thomas R. Baruch(5)................................................    229,166          *
     Irwin Federman(6)..................................................    142,042          *
     Lewis Chakrin(7)...................................................  8,200,000      13.46
     Shirley Young......................................................     10,000          *
     Sanford Robertson (8)..............................................    151,665          *
     John Perry (9).....................................................    370,437          *
     Sanjay Khare (10)..................................................    132,009          *
     Shlomo Yariv (11)..................................................    146,999          *
     All directors and executive officers as a group (10 persons) (12).. 13,368,136      21.41
----------

  *  Indicates less than 1%.

(1) The information in this footnote is based on an amended Schedule 13G filed on February 8, 2002, by Global Telecom LLC ("Telecom"). 9,440,000 shares are held by Telecom. Carso Global Telecom, S.A. de C.V. ("CGT"), as the sole member of Telecom, is deemed to beneficially own indirectly the 9,440,000 shares. Members of the family of Carlos Slim Helu directly and indirectly own a majority of the issued and outstanding voting securities of CGT and are also deemed to beneficially own individually the 9,440,000 shares. Telecom, CGT and the Slim family share voting and investment power with respect to the shares held by these entities. The address for Telecom is 1000 Louisiana Street, Suite 565, Houston, Texas 77002.

(2) The information in this footnote is based on a Schedule 13D filed on February 22, 2002, by AT&T Wireless. AT&T Wireless acquired the 8,200,000 shares of the Company's common stock on February 12, 2002 as partial consideration for the sale of certain assets of its fixed wireless business unit. As part of this transaction, the Company agreed to appoint Mr. Lewis Chakrin, Senior Vice President, Corporate Strategy and Planning of AT&T Wireless to its Board of Directors. The address of AT&T Wireless Services, Inc. is 7277 164th Avenue NE, Building 1, Redmond, Washington 98052.

(3) Includes 610,834 shares issuable upon exercise of options exercisable within 60 days of March 1, 2002 and 330,000 shares held by an adult son of Mr. Ben-Efraim. Mr. Ben-Efraim disclaims beneficial ownership with respect to the shares held by his adult son. All other shares are held by the Gideon and Bina Ben-Efraim Family Trust dated July 29, 1994, as amended.

(4) Includes 139,165 shares issuable upon exercise of options exercisable within 60 days of March 1, 2002.

(5) Includes 59,166 shares issuable upon exercise of options exercisable within 60 days of March 1, 2002.

(6) Includes 59,166 shares issuable upon exercise of options exercisable within 60 days of March 1, 2002.

(7) Includes 8,200,000 shares owned by AT&T Wireless that Mr. Chakrin is deemed to individually own beneficially due to his affiliation with AT&T Wireless as an executive officer of that company. Mr. Chakrin disclaims beneficial ownership with respect to the shares held by AT&T Wireless.

(8) Includes 51,665 shares issuable upon exercise of options exercisable within 60 days of March 1, 2002.

(9) Includes 309,165 shares issuable upon exercise of options exercisable within 60 days of March 1, 2002.

(10) Includes 127,206 shares issuable upon exercise of options exercisable within 60 days of March 1, 2002.

(11) Includes 144,999 shares issuable upon exercise of options exercisable within 60 days of March 1, 2002. Mr.Yariv also owns 2,500,000 shares of common stock of the Company's subsidiary, Bungee Communications, Ltd. This ownership is not reflected in the table above.

(12) Includes the information in the notes above, as applicable.

     Except as otherwise indicated in the footnotes, (i) the address of each person listed in the table is c/o Netro Corporation, 3860 N. First Street, San Jose, CA 95134, and (ii) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table provides certain summary information concerning the compensation received for all services rendered to the Company during the fiscal years ended December 31, 2001, 2000 and 1999, by each Named Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                                  Annual Compensation             Long-Term
                                                                                  -------------------            Compensation
                                                                                                                    Awards
                                                                                                                 ------------
                                                                                                      Other       Securities
Name and Principal Position                                                                           Annual      Underlying
---------------------------                                          Year     Salary      Bonus    Compensation     Options
                                                                     ----    --------    -------   ------------   ----------
                                                                     2001    $272,917         --           --       425,000
Gideon Ben-Efraim                                                    2000     250,000    $93,750           --            --
  Chief Executive Officer, President and Chairman....................1999     220,000    110,000           --       475,000

                                                                     2001    $220,493    $61,653      $27,000       370,000
Shlomo Yariv (1)                                                     2000      73,790     36,710           --        80,000
  Chief Operating Officer............................................1999          --         --           --            --

                                                                     2001    $218,333    $30,000           --        60,000
John Perry                                                           2000     200,000     30,000           --            --
  Chief Technology Officer & Senior Vice President, Marketing........1999     180,000     40,000           --       270,000

                                                                     2001    $179,583    $40,000           --       170,000
Sanjay Khare                                                         2000     100,756     35,000           --       150,000
  Vice President and Chief Financial Officer.........................1999          --         --           --            --

     (1)  Mr. Yariv's salary for 2001 was paid partially by the Company and partially by the Company's subsidiary Bungee
          Communications Ltd. ("Bungee"). For 2000, Mr. Yariv's salary was paid entirely by Bungee. The exchange rate used to determine the Bungee portions of Mr. Yariv's compensation listed in the table above was 4.14809 shekels per 1 U.S. dollar.

                       OPTION GRANTS IN FISCAL YEAR 2001

     The following table provides summary information regarding stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2001. All stock options were granted out of the Company's 1996 Stock Option Plan and 1999 Executive Stock Option Plan, The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not reflect management's projections of future performance of the Company's stock price.

                                                         Individual Grants
                                       -------------------------------------------------------
                                         Number of     Percent of                                 Potential Realizable Value
                                        Securities    Total Options                               at Assumed Annual Rates of
                                        Underlying     Granted to                                  Stock Price Appreciation
                                          Options     Employees in  Exercise Price  Expiration          for Option Term
    Name                                  Granted    Fiscal Year(1)    Per Share       Date           5%              10%
    ----                               -----------   -------------- --------------  ----------   -------------   -------------
    Gideon Ben-Efraim..............         275,000      6.12%          $3.16        07-17-11    $  546,509.43   $1,384,962.18
                                            150,000      3.34%          $7.75        01-23-11    $  731,090.00   $1,852,725.61
    Shlomo Yariv...................         370,000      8.23%          $7.75        01-23-11    $1,803,355.34   $4,570,056.50
    John Perry.....................          60,000      1.33%          $7.75        01-23-11    $  292,436.00   $  741,090.24
    Sanjay Khare...................         100,000      2.22%          $7.75        01-23-11    $  487,393.34   $1,235,150.41
                                             20,000      0.44%          $7.75        01-23-11    $   97,478.67   $  247,030.08
                                             50,000      1.11%          $3.16        07-17-11    $   99,365.35   $  251,811.31

     (1)  Based upon a total of 4,495,782 options granted to employees in fiscal year 2001.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001 AND
                         FISCAL YEAR-END OPTION VALUES

         The following table provides summary information concerning the exercise of options by the Named Executive Officers in 2001 and the shares of common stock represented by outstanding stock options held by each of them as of December 31, 2001. The value realized is based on the market value on the date of exercise, net of the exercise price. The value of unexercised in-the-money options is calculated based on the difference between the exercise price of the option and the fair market value of the common stock at December 31, 2001. At December 31, 2001, the fair market value of the Company's common stock was $3.67 per share.

                                                                       Number of Securities          Value of Unexercised
                                          Number of                   Underlying Unexercised        In-the-Money Options at
                                           Shares                   Options at Fiscal Year-End          Fiscal Year-End
                                         Acquired on      Value     --------------------------    --------------------------
     Name                                 Exercise      Realized    Exercisable  Unexercisable    Exercisable  Unexercisable
     ----                                -----------    --------    -----------  -------------    -----------  -------------
     Gideon Ben-Efraim..............         6,250      $ 43,750       419,689        597,396     $  242,094     $  154,063
     Shlomo Yariv...................             0      $      0        22,708        427,292     $        0     $        0
     John Perry.....................        25,000      $112,500       244,374        188,126     $  170,842     $   71,833
     Sanjay Khare...................             0      $      0        80,958        241,042     $    3,340     $   25,500

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph included elsewhere in this proxy statement shall not be deemed to be incorporated by reference into any such filings.

     The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to the Company's executive officers and other employees during the fiscal year ended December 31, 2001. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

     Under the supervision of the Board, the Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's growth and long-term success. It is the objective of the Board to have a portion of each executive's compensation contingent upon the Company's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements:
(i) base salary, which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board establishes from time to time for the Company and (iii) stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

     The summary below describes in more detail the factors that the Board considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

     The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies that compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

Cash-Based Incentive Compensation

     Cash bonuses are discretionarily awarded to executive officers on the basis of their success in achieving designated individual goals and on the Company's success in achieving specific company-wide goals, such as customer satisfaction, revenue growth and earnings growth.

Stock-Based Incentive Compensation

     The Company has utilized its stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards granted under stock option plans by the Board take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company's stockholders. Factors considered in making such awards include the individual's position in the Company, his or her performance and responsibilities, and internal comparability considerations.

     Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's service, and then only if the market price of the common stock appreciates over the option term.

Stock Option Cancellation and Re-grant Program

     In early 2001, the Board approved an exchange offer allowing employees (excluding executive officers) to enter into an agreement whereby their options priced at or above $34.00 per share would be terminated in exchange for the Company's promise to grant new options at least six months and one day after the cancellation of any options tendered in the offer (the "Cancel and Re-grant Program"). The exchange offer letters were sent to option holders on or about April 16, 2001 and the new options were granted on October 26, 2001. Option holders who chose in April of 2001 to participate in the Cancel and Re-grant Program gave up their eligible options and had to be employed on October 26, 2001, the time of the re-grant, in order to receive new options with the lower exercise price. The new options have an exercise price equal to $3.07 per share, which was the closing market price of the Company's common stock on the date of the new grants. Options granted under the Cancel and Re-grant Program will vest according to the original vesting terms, which were typically 1/4 after one year and 1/48 per month thereafter. The vesting commencement date for the re-priced options was April 16, 2001. All other terms of options granted under the Cancel and Re-grant Program are substantially the same as the cancelled options.

     The Company believes that the value of the Company to its stockholders is necessarily dependent upon the Company's ability to attract and retain qualified and competent employees. The Company's employee option plans were established to provide an additional incentive to its employees to continue in the service of the Company. In approving the Cancel and Re-grant Program in early 2001, the Board believed that the value of certain options previously granted to employees under the option plans had eroded to such an extent that the intended incentive to such employees had failed, and that as a result, it was in the best interests of the Company and its stockholders to cancel and re-grant those options. The Committee believes that by canceling and re-granting the options, the Company has restored the incentives for its employees.

Compensation of the Chief Executive Officer

     Gideon Ben-Efraim has served as the Company's Chief Executive Officer, President and Chairman since the Company's inception in 1994. His base salary for fiscal 2001 was $272,917 and he received no cash bonus. The Compensation Committee determined Mr. Ben-Efraim's salary and bonus targets for fiscal 2001 in January 2001. At the end of the year, it was determined that Mr. Ben-Efraim should not be awarded a cash bonus based on the Company's overall financial performance in 2001.

     The factors discussed above in "Base Salaries," "Cash-Based Incentive Compensation," and "Stock-Based Compensation" were also applied in establishing the amount of Mr. Ben-Efraim's salary and stock option grants. Significant factors in establishing Mr. Ben-Efraim's cash and stock-based compensation were the amount of his current stock ownership, including the portion that was unvested, changes in the compensation for similarly situated chief executive officers, whether revenue targets were achieved, whether customer contracts were obtained and the growth of the Company.

Deductibility of Executive Compensation

     The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to
Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company's 1996 Stock Option Plan and its 1999 Executive Stock Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.


                                             COMPENSATION COMMITTEE:

                                             THOMAS BARUCH
                                             IRWIN FEDERMAN


Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors currently consists of Thomas R. Baruch and Irwin Federman. Neither member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. Furthermore, no executive officer of the Company served as a member of the board of directors or the compensation committee of another entity, one of whose executive officers served on either the Company's Board of Directors or Compensation Committee.

                           RELATED-PARTY TRANSACTIONS

Employment and Change-of-Control Agreements

     In March 1995, the Company entered into an employment agreement with Gideon Ben-Efraim, the Company's Chief Executive Officer, President and Chairman. The agreement was amended in June 1995. Under the agreement, as amended, Mr. Ben-Efraim's base salary is established annually pursuant to review by the Board. Pursuant to the agreement, Mr. Ben-Efraim is entitled to participate in any annual executive bonus plan of the Company in addition to the Company's employee benefit plans of general application. In the event that
(i) Mr. Ben-Efraim's employment is terminated other than for cause, as defined in the employment agreement, (ii) he voluntarily terminates his employment with the Company within 180 days of the commencement of employment of a Chief Executive Officer not previously approved by him or the Board of Directors,
(iii) he voluntarily terminates his employment relationship with the Company within 30 days of a non-consensual change in the place of his employment to outside of the Silicon Valley in Northern California, or (iv) he voluntarily terminates his employment relationship with the Company within 60 days of a failure by the Company to comply with any material provision of this Agreement which has not been cured within 30 days of written notice from Mr. Ben-Efraim, then he shall be entitled to receive severance payments equal to 12 months of his then-current base salary and continued benefits for 12 months under the Company's benefit plans of general application. If his termination is other than for cause, the agreement also entitles Mr. Ben-Efraim to a lapse of 25% of the Company's repurchase option on his then currently unvested shares, including those held by his family trust. If the Company enters into certain change-of-control transactions, as defined in the employment agreement, Mr. Ben-Efraim's options and shares subject to repurchase, including those held by his family trust, will become fully vested and will no longer be subject to repurchase by the Company. The agreement also provides that, in the event the Company grants registration rights to any officers or investors, the Company will grant no less favorable rights to Mr. Ben-Efraim.

     The Company has also entered into a change-of-control agreement with Shlomo Yariv, the Company's Chief Operating Officer. Under the agreement with Mr. Yariv, in the event that he is terminated without cause following a change of control or does not receive an offer of a comparable position with the acquiror, and the termination occurs before May 2002, unvested shares and options held by him will vest immediately as if he had been employed for one full year.

Indemnification Agreements

     The Company's Certificate of Incorporation and Bylaws require the Company to indemnify its officers and directors in certain circumstances and permit indemnification of employees and agents as determined appropriate by the Board of Directors and authorized by Delaware General Corporation Law (the "DGCL"). Under these documents, the liability of directors for breach of fiduciary duty is limited to the maximum extent permitted by the DGCL. The Company must also indemnify its directors and officers to the fullest extent permitted by the DGCL with respect to certain third party actions and actions by or in the right of the Company. In addition, the Company has entered into indemnification agreements with its officers, directors and key employees. The indemnification agreements may require the Company:

     o to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified; and

     o to obtain directors' and officers' insurance if available on reasonable terms.

     The Company currently has a policy for directors' and officers' insurance. The Company believes that the indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Transactions With Directors

     On February 12, 2002, AT&T Wireless, a company at which the Company's newest board member Lewis Chakrin serves as Senior Vice President, Corporate Strategy and Planning, acquired 8,200,000 shares of the Company's common stock and received $16,008,570 as consideration for the sale of certain assets of its fixed wireless business unit to the Company. In accordance with the terms of the agreements related to the asset sale, the Company agreed to appoint Mr. Chakrin to its Board of Directors. Mr. Chakrin was not serving as a director or officer of the Company at the time of the negotiations, signing or closing of the asset sale. Mr. Chakrin disclaims beneficial ownership of the shares now held by AT&T Wireless.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return data for the Company's common stock since August 19, 1999 (the date on which the Company's stock was first traded on Nasdaq) through December 31, 2001, to the cumulative return over such period of (i) The Nasdaq Stock Market Composite Index, and (ii) the Nasdaq Telecommunications Index. The graph assumes that $100 was invested in the common stock of the Company and in each of the comparative indices on August 19, 1999. The graph further assumes (i) that such amount was initially invested in the common stock of the Company at the price at which such stock was first offered to the public by the Company on the date of its initial public offering and (ii) the reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.


                COMPARISON OF 28 MONTH CUMULATIVE TOTAL RETURN*
         AMONG NETRO CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX









             [PERFORMANCE GRAPH OF NETRO CORPORATION APPEARS HERE]










* $100 invested on 8/19/99 in stock or index including reinvestment of dividends. Fiscal year ending December 31, 2001.

                            CUMULATIVE TOTAL RETURN

                                        8/19/99    12/31/99   12/31/00  12/31/01
                                       --------    --------   --------  --------
     Netro Corporation.................$ 100.00    $ 637.50    $ 86.73   $ 45.88
     Nasdaq Stock Market (U.S.)........$ 100.00    $ 154.99    $ 93.22   $ 73.97
     Nasdaq Telecommunications Index...$ 100.00    $ 145.81    $ 62.10   $ 41.58

     DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Proposals of stockholders intended to be included in the Company's proxy statement for the next Annual Meeting of Stockholders must be received by Francis S. Currie, Secretary, Netro Corporation, 3860 N. First Street, San Jose, California 95134, no later than December 23, 2002. If the Company is not notified of a stockholder proposal on or before the close of business on February 21, 2003, such notice will be considered untimely and the proxies held by management of the Company provide such proxyholders with the discretionary authority to vote against such stockholder's proposal, even though such proposal is not discussed in the Proxy Statement.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's common stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and supplemental reports identifying changes in ownership of the Company's common stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no reports were required to be filed, the Company believes that during its fiscal year ended December 31, 2001, all Reporting Persons complied with all applicable filing requirements.

                                 OTHER MATTERS

     The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.


                                             By Order of the Board of Directors,

                                             /s/ Francis Currie
                                             -----------------------------------
                                             Francis S. Currie
                                             Secretary

April __, 2002
San Jose, California

                                                                         ANNEX A


        INFORMATION REGARDING PARTICIPANTS IN THE COMPANY'S SOLICITATION

     Under applicable SEC regulations, each member of the Company's Board of Directors and certain executive officers of the Company may be deemed to be a "participant" as defined in Schedule 14A promulgated under the Exchange Act in the Company's solicitation of proxies for the Annual Meeting. This schedule includes information on the Company's directors and the Company's Chief Executive Officer and Chief Financial Officer who will be participants in the Company's solicitation of proxies (each a "Participant" and collectively, the "Participants").

Interests in Matters to be Acted Upon at the Annual Meeting

     If the proposed amendment to the Directors' Plan is approved by stockholders, each non-employee director of the Company will receive automatic grants of options to purchase 12,500 shares of the Company's common stock on January 1, 2003, and on each January 1 thereafter so long as the director remains a director on such date and so long as there are or there becomes available enough shares reserved for issuance under the 1997 Plan.

     As an employee of the Company, Mr. Khare has participated in the Company's 1999 Plan in the past and is eligible to participate in the future. Mr. Ben-Efraim could, as an employee of the Company, become eligible to participate in the Company's 1999 Plan if his ownership of the Company's common stock and options to purchase common stock decreased to less than 5% of the voting power of the Company's stock or if his rights to purchase stock under all employee stock purchase plans would accrue at a rate which does not exceed $25,000 of the fair market value of such stock for each calendar year in which such option is outstanding at any time. Other than the Company's non-employee directors' continued participation in the Company's Directors' Plan, Mr. Khare's eligibility to participate in the 1999 Plan and Mr. Ben-Efraim's possible future eligibility to participate in the Company's 1999 Plan, none of the Participants has any interest in any matter to be acted upon at the Annual Meeting.

Principal Occupations and Addresses of Participants

     The following table sets forth the name, principal occupation and principal business address of each Participant:

                                                                            Principal
       Participant                   Principal Employment                Business Address
       -----------                   --------------------                ----------------
     Thomas R. Baruch            General Partner, CMEA Ventures       One Embarcadero Center
                                                                      Suite #3250
                                                                      San Francisco, CA 94111

     Irwin Federman              Venture Capitalist, U.S. Venture     2735 Sand Hill Road
                                 Partners                             Menlo Park, CA  94025
     Sanford Robertson           Partner, Francisco Partners          2882 Sand Hill Road
                                                                      Suite #280
                                                                      Menlo Park, CA 94025

     Shirley Young               Business Advisor and President,      747 Third Avenue
                                 Shirley Young Associates, LLC        12th Floor
                                                                      New York, NY 10017

     Gideon Ben-Efraim           President and Chief Executive        3860 North First Street
                                 Officer, Netro Corporation           San Jose, CA 95134

     Richard M. Moley            Private Investor and Partner,        250 Cambridge Avenue
                                 Storm Ventures                       Suite #200
                                                                      Palo Alto, CA 94306

     Lewis Chakrin               Executive Vice President,            150 Mt. Airy Road
                                 Corporate Strategy and Planning,     Room 1N37
                                 AT&T Wireless Services, Inc.         Basking Ridge, NJ 07920

     Sanjay Khare                Chief Financial Officer and Vice     3860 North First Street
                                 President, Netro Corporation         San Jose, CA 95134

Securities Held by Participants

     Information regarding shares of common stock beneficially owned by the Participants and their "Associates" as of March 1, 2002, is provided in the Proxy Statement under the section entitled "Common Stock Ownership of Certain Beneficial Owners and Management." A Participant's "Associates" include (1) any corporation or organization of which the Participant is an officer or partner or a beneficial owner of 10% or more of any class of equity securities; (2) any trust or other estate in which the Participant has a substantial beneficial interest or as to which the Participant serves as trustee or in a similar fiduciary capacity, or (3) the Participant's spouse or any relative of the Participant or the Participant's spouse who has the same home as the Participant or who is a director or officer of the Company or of any of its subsidiaries.

     Information regarding options to purchase common stock beneficially owned by the Participants and their Associates as of March 1, 2002, is as follows:

                                                     Number of Shares of
                Participant                    Common Stock Subject to Options
                -----------                    -------------------------------
             Thomas R. Baruch                               105,000
             Irwin Federman                                 105,000
             Sanford Robertson                              125,000
             Shirley Young                                   50,000
             Gideon Ben-Efraim                            1,517,085
             Richard M. Moley                               235,000
             Lewis Chakrin                                   50,000
             Sanjay Khare                                   472,000

     No part of the purchase price or market value of any of the shares of common stock or options to purchase common stock beneficially owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding the shares or options.

     None of the Participants is a record holder of shares not beneficially owned.

     The following table sets forth information with respect to all purchases and sales of shares of the Company's common stock by the Participants during the past two years:

                                  Transaction        Number        Type of
        Participant                  Date          of Shares     Transaction
        -----------              ------------      ---------     -----------
     Thomas R. Baruch              5/2/00             2,500           Sale
                                   7/27/00            5,000           Sale
                                   7/31/00            2,500           Sale
                                   8/22/00            5,000           Sale
                                   8/28/00            5,000           Sale
                                   8/31/00           10,000           Sale

     Irwin Federman                5/4/00            16,000           Sale
                                   5/5/00            14,000           Sale
                                   7/24/00           40,000           Sale

     Sanford Robertson            10/23/00           25,000         Purchase
                                   1/30/01           42,500         Purchase
                                   1/31/01            7,500         Purchase
                                   2/1/01            25,000         Purchase

     Shirley Young                 4/6/01            10,000         Purchase

                                  Transaction        Number        Type of
        Participant                  Date          of Shares     Transaction
        -----------              ------------      ---------     -----------
     Gideon Ben-Efraim*            7/24/00           10,000         Purchase
                                   8/16/00           10,000         Purchase
                                   8/18/00           20,000         Purchase
                                   8/23/00           40,000         Purchase
                                   8/24/00           60,000         Purchase
                                   8/28/00           20,000         Purchase
                                   1/12/01            6,250         Purchase
                                   7/24/00           10,000           Sale
                                   8/16/00           10,000           Sale
                                   8/18/00           20,000           Sale
                                   8/23/00           40,000           Sale
                                   8/24/00           60,000           Sale
                                   8/28/00           20,000           Sale

     Richard M. Moley             11/24/00           50,000         Purchase

     Lewis Chakrin                   --                  --            --

     Sanjay Khare                  1/31/01              716         Purchase
                                   7/31/01            1,587         Purchase
                                   1/31/02            2,000         Purchase

--------

* Includes purchases and sales by The Gideon and Bina Ben-Efraim Family Trust dated July 29, 1994, as amended.

     None of the Participants owns securities of the Company's subsidiaries.

Contracts, Arrangements or Understandings

     No Participant is a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, except that:

     o Mr. Chakrin is an officer of AT&T Wireless Services, Inc., which is party to a Registration Rights Agreement with the Company dated February 12, 2002. Pursuant to the Registration Rights Agreement, the Company agreed to file and keep effective a registration statement on Form S-3 until the later of (i) February 12, 2004, or (ii) the date on which AT&T Wireless no longer has a representative on the Company's Board of Directors or such earlier date upon which AT&T Wireless no longer holds the securities subject to such agreement. In addition, under the terms of the Registration Rights Agreement, so long as AT&T Wireless generally has a representative on the Company's Board of Directors, AT&T Wireless may not sell any of the securities subject to such agreement during the regular and special blackout periods under the Company's insider trading policy.

     o Mr. Ben-Efraim is a party to an employment agreement with the Company described under the section entitled "Related Party Transactions."

     Other than as described above and under the section entitled "Related Party Transactions," there have been no transactions involving the Company and the Participants or their Associates in which the amount involved exceeds $60,000.

     Other than the employment agreement of Mr. Ben-Efraim described under "Related Party Transactions" and options granted to directors as described under "Compensation of Directors" and "Proposal No. 2 - Amendments to the 1997 Directors' Stock Option Plan," none of the Participants is or was within the last fiscal year a party to any contract, arrangement or understanding with respect to any future employment by the Company or its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

                                                                     Appendix 1

                               NETRO CORPORATION

                       1997 DIRECTORS' STOCK OPTION PLAN

                   (Amended and Restated as of April 9, 2002,
                        subject to Shareholder Approval)

     1. Purposes of the Plan. The purposes of this Directors' Stock Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

     All options granted hereunder shall be nonstatutory stock options.

     2.  Definitions. As used herein, the following definitions shall apply:

          (a) "Board" shall mean the Board of Directors of the Company.

          (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c)  "Common Stock" shall mean the Common Stock of the Company.

          (d)  "Company" shall mean Netro Corporation, a Delaware corporation.

          (e) "Continuous Status as a Director" shall mean the absence of any interruption or termination of service as a Director.

          (f) "Director" shall mean a member of the Board.

          (g) "Employee" shall mean any person, including any officer or director, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

          (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (i) "Option" shall mean a stock option granted pursuant to the Plan. All options shall be nonstatutory stock options (i.e., options that are not intended to qualify as incentive stock options under Section 422 of the Code).

          (j) "Optioned Stock" shall mean the Common Stock subject to an Option.

          (k) "Optionee" shall mean an Outside Director who receives an Option.

          (l) "Outside Director" shall mean a Director who is not an Employee.

          (m) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (n) "Plan" shall mean this 1997 Directors' Stock Option Plan.

          (o) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (p) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 700,000 Shares (the "Pool") of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

     4.  Administration of and Grants of Options under the Plan.

          (a) Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

          (b) Procedure for Grants. All grants of Options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

               (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

               (ii) Each Outside Director shall be automatically granted an Option to purchase 50,000 Shares (a "First Option"), subject to adjustment under Section 11 hereof, on the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy.

               (iii) Each Outside Director shall be automatically granted an Option to purchase 12,500 Shares on the first day of each fiscal year during which such Outside Director is serving on the Board, provided that, on such date, he or she shall have been in Continuous Status as a Director for at least six (6) months immediately prior to such date (a "Subsequent Option").

               (iv) Notwithstanding the provisions of subsections (ii) and
          (iii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors receiving an Option on such date on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

               (v) Notwithstanding the provisions of subsections (ii) and (iii) hereof, any grant of an Option made before the Company has obtained shareholder approval of the Plan in accordance with Section 17 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 17 hereof.

               (vi) The terms of each First Option granted hereunder shall be as follows:

                    (1) the First Option shall be exercisable only while the
               Outside Director remains a Director of the Company, except as set forth in Section 9 hereof;

                    (2) the exercise price per Share shall be determined in
               accordance with Section 8 hereof; and

                    (3) the First Option shall vest and become exercisable with respect to 1/4th of the total Shares subject thereto on each of the first, second, third and fourth anniversaries of the date of grant.

               (vii) The terms of each Subsequent Option granted hereunder shall be as follows:

                    (1) the Subsequent Option shall be exercisable only while
               the Outside Director remains a Director of the Company, except as set forth in Section 9 hereof;

                    (2) the exercise price per Share shall be determined in
               accordance with Section 8 hereof; and

                    (3) the Subsequent Option shall be fully vested and
               exercisable in its entirety on the fourth anniversary of the date of grant.

          (c) Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with
     Section 8(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (d) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

          (e) Suspension or Termination of Option. If the President or his or her designee reasonably believes that an Optionee has committed an act of misconduct, the President may suspend the Optionee's right to exercise any option pending a determination by the Board of Directors (excluding the Outside Director accused of such misconduct). If the Board of Directors (excluding the Outside Director accused of such misconduct) determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his or her estate shall be entitled to exercise any option whatsoever. In making such determination, the Board of Directors (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee's behalf at a hearing before the Board or a committee of the Board.

     5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4(b) hereof. An Outside Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

     The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

     6. Term of Plan; Effective Date. The Plan shall become effective on December 9, 1997. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

     7. Term of Options. The term of each Option shall be ten (10) years from the date of grant thereof.

     8.  Exercise Price and Consideration.

          (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

          (b) Fair Market Value. The fair market value shall be determined in good faith by the Board; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("Nasdaq") System) or, in the event the Common Stock is traded on the Nasdaq National Market or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on the date of grant of the Option (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal.

          (c) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (which, if acquired from the Company, shall have been held for at least six months), or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.

     9.  Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in
     Section 4(b) hereof; provided, however, that no Options shall be exercisable prior to shareholder approval of the Plan in accordance with
     Section 17 hereof has been obtained.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Status as a Director. Except as set forth in
     Section 9(c) or 9(d), if an Outside Director ceases to serve as a Director, he or she may, but only within ninety (90) days after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that such Outside Director was not entitled to exercise an

     Option at the date of such termination, or does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

          (c) Disability of Optionee. Notwithstanding Section 9(b) above, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Board) from the date of such termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

          (d) Death of Optionee. In the event of the death of an Optionee:

               (i) During the term of the Option who is, at the time of his or her death, a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as Director for six (6) months (or such lesser period of time as is determined by the Board) after the date of death. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired; or

               (ii) Within three (3) months after the termination of Continuous Status as a Director, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. Notwithstanding the foregoing, in no event may the option be exercised after its term set forth in Section 7 has expired.

     10. Nontransferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder). The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised during the lifetime of an Optionee only by the Optionee or a transferee permitted by this Section.

     11.  Adjustments Upon Changes in Capitalization; Corporate Transactions.

          (a) Adjustment. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, and the number of shares of Common Stock authorized for issuance under the automatic grant provisions of Sections 4(b)(ii) and
     (iii) hereof, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b) Corporate Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation in which the Company is not the surviving corporation, or (iv) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, the Company shall give to the Eligible Director, at the time of adoption of the plan for liquidation, dissolution, sale, merger, consolidation or reorganization, either a reasonable time thereafter within which to exercise the Option, including Shares as to which the Option would not be otherwise exercisable, prior to the effectiveness of such liquidation, dissolution, sale, merger, consolidation or reorganization, at the end of which time the Option shall terminate, or the right to exercise the Option, including Shares as to which the Option would not be otherwise exercisable (or receive a substitute option with comparable terms), as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, sale, merger, consolidation or reorganization.

     12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

     13.  Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the shareholders of the Company to Plan amendments to the extent and in the manner required by such law or regulation.

          (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan that would impair the rights of any Optionee shall not affect Options already granted to such Optionee and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

     17. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company at or prior to the first annual meeting of shareholders held subsequent to the granting of an Option hereunder. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. If such shareholder approval is obtained by written consent, it may be obtained by the written consent of the holders of a majority of the outstanding shares of the Company. Options may be granted, but not exercised, before such shareholder approval.

                                                                     Appendix 2

                               NETRO CORPORATION

                       1999 EMPLOYEE STOCK PURCHASE PLAN

                   (Amended and Restated as of April 9, 2002,
                        subject to Shareholder Approval)


     The following constitute the provisions of the 1999 Employee Stock Purchase Plan of Netro Corporation

     1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.  Definitions.

          (a) "Board" means the Board of Directors of the Company.

          (b) "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Common Stock" means the Common Stock of the Company.

          (d) "Company" means Netro Corporation, a Delaware corporation.

          (e) "Compensation" means total cash compensation received by an Employee from the Company or a Designated Subsidiary. By way of illustration, but not limitation, Compensation includes regular compensation such as salary, wages, overtime, shift differentials, bonuses, commissions and incentive compensation, but excludes relocation, expense reimbursements, tuition or other reimbursements and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.

          (f) "Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.

          (g) "Contributions" means all amounts credited to the account of a participant pursuant to the Plan.

                  (h) "Corporate Transaction" means a sale of all or substantially all of the Company's assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation.

                  (i) "Designated Subsidiaries" means the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan; provided however that the Board shall only have the discretion to designate Subsidiaries if the issuance of options to such Subsidiary's Employees pursuant to the Plan would not cause the Company to incur adverse accounting charges.

                  (j) "Employee" means any person, including an Officer, who is customarily employed for at least twenty (20) hours per week and more than five
(5) months in a calendar year by the Company or one of its Designated Subsidiaries.

          (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (l) "Offering Date" means the first business day of each Offering Period of the Plan.

          (m) "Offering Period" means a period of twenty-four (24) months commencing on February 1 and August 1 of each year, except for the first Offering Period as set forth in Section 4(a).

          (n) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (o) "Plan" means this Employee Stock Purchase Plan.

          (p) "Purchase Date" means the last day of each Purchase Period of the Plan.

          (q) "Purchase Period" means a period of six (6) months within an Offering Period, except for the first Purchase Period as set forth in
     Section 4(b).

          (r) "Purchase Price" means with respect to a Purchase Period an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower; provided, however, that in the event (i) of any increase in the number of Shares available for issuance under the Plan as a result of a shareholder-approved amendment to the Plan, and (ii) all or a portion of such additional Shares are to be issued with respect to one or more Offering Periods that are underway at the time of such increase ("Additional Shares"), and (iii) the Fair Market Value of a Share of Common Stock on the date of such increase (the "Approval Date Fair Market Value") is higher than the Fair Market Value on the Offering Date for any such Offering Period, then in such instance the Purchase Price with respect to Additional Shares shall be 85% of the Approval Date Fair Market Value or the Fair Market Value of a Share of Common Stock on the Purchase Date, whichever is lower.

          (s) "Share" means a share of Common Stock, as adjusted in accordance with Section 19 of the Plan.

          (t) "Subsidiary" means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     3.  Eligibility.

          (a) Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code; provided however that eligible Employees may not participate in more than one Offering Period at a time.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value (as defined in Section 7(b) below) of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4.  Offering Periods and Purchase Periods.

          (a) Offering Periods. The Plan shall be implemented by a series of Offering Periods of twenty-four (24) months' duration, with new Offering Periods commencing on or about February 1 and August 1 of each year (or at such other time or times as may be determined by the Board of Directors). The first Offering Period shall commence on the beginning of the effective date of the Registration Statement on Form S-1 for the initial public offering of the Company's Common Stock (the "IPO Date") and continue until July 31, 2001. The Plan shall continue until terminated in accordance with
     Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

          (b) Purchase Periods. Each Offering Period shall consist of four (4) consecutive purchase periods of six (6) months' duration. The last day of each Purchase Period shall be the "Purchase Date" for such Purchase Period. A Purchase Period commencing on February 1 shall end on the next July 31. A Purchase Period commencing on August 1 shall end on the next January 31. The first Purchase Period shall commence on the IPO Date and shall end on January 31, 2000. The Board of Directors of the Company shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Purchase Period to be affected.

     5.  Participation.

          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period. The subscription agreement shall set forth the percentage of the participant's Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.

          (b) Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

     6.  Method of Payment of Contributions.

          (a) A participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) (or such greater percentage as the Board may establish from time to time before an Offering Date) of such participant's Compensation on each payday during the Offering Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

          (b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during a Purchase Period may increase and on one occasion only during a Purchase Period may decrease the rate of his or her Contributions with respect to the Offering Period by completing and filing with the Company a new subscription agreement authorizing a change in the payroll deduction rate. The change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

          (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be decreased by the Company during any Purchase Period. Payroll deductions shall re-commence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

     7.  Grant of Option.

          (a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase

     Date a number of Shares of the Company's Common Stock determined by dividing such Employee's Contributions accumulated prior to such Purchase Date and retained in the participant's account as of the Purchase Date by the applicable Purchase Price; provided however that the maximum number of Shares an Employee may purchase during each Purchase Period shall be 2,000 Shares (subject to any adjustment pursuant to Section 19 below), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13.

          (b) The fair market value of the Company's Common Stock on a given date (the "Fair Market Value") shall be determined by the Board in its discretion based on the closing sales price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the Fair Market Value per share shall be the closing sales price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal. For purposes of the Offering Date under the first Offering Period under the Plan, the Fair Market Value of a share of the Common Stock of the Company shall be the Price to Public as set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended.

     8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. No fractional Shares shall be issued. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant's option to purchase Shares hereunder is exercisable only by him or her.

     9. Delivery. As promptly as practicable after each Purchase Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, the Shares purchased upon exercise of his or her option. No fractional Shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full Share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 below. Any other amounts left over in a participant's account after a Purchase Date shall be returned to the participant.

     10. Voluntary Withdrawal; Termination of Employment.

          (a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Company. All of the participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.

          (b) Upon termination of the participant's Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

          (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

          (d) A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

     11. Automatic Withdrawal. If the Fair Market Value of the Shares on any Purchase Date of an Offering Period is less than the Fair Market Value of the Shares on the Offering Date for such Offering Period, then every participant shall automatically (i) be withdrawn from such Offering Period at the close of such Purchase Date and after the acquisition of Shares for such Purchase Period, and (ii) be enrolled in the Offering Period commencing on the first business day subsequent to such Purchase Period.

     12. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

     13. Stock.

          (a) Subject to adjustment as provided in Section 19, the maximum number of Shares which shall be made available for sale under the Plan shall be 3,000,000 Shares, plus an annual increase on the first day of each of the Company's fiscal years beginning in 2003, 2004 and 2005 equal to the lesser of (i) 250,000 Shares, (ii) one percent (1%) of the Shares outstanding on the last day of the immediately preceding fiscal year, or
     (iii) such lesser number of Shares as is determined by the Board. If the Board determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 below. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company's shareholders subsequent to such Offering Date.

          (b) The participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

          (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     14. Administration. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

     15. Designation of Beneficiary.

          (a) A participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of a Purchase Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     16. Transferability. Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

     17. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

     18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

     19. Adjustments Upon Changes in Capitalization; Corporate Transactions.

          (a) Adjustment. Subject to any required action by the shareholders of the Company, the number of Shares covered by each option under the Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the maximum number of shares of Common Stock which may be purchased by a participant in a Purchase Period, the number of shares of Common Stock set forth in Section 13(a)(i) above, and the price per Share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

          (b) Corporate Transactions. In the event of a dissolution or liquidation of the Company, any Purchase Period and Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Purchase Period and Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the "New Purchase Date"), as of which date any Purchase Period and Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 19, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 19); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company's being consolidated with or merged into any other corporation.

     20. Amendment or Termination.

          (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board's setting a new Purchase Date with respect to an Offering Period and Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the shareholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 19 and in this Section 20, no amendment to the Plan shall make any change in any option previously granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

          (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the

     Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     23. Term of Plan; Effective Date. The Plan shall become effective upon the IPO Date. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 20.

     24. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.


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